 Exhibit 99.1

Enservco Corporation Announces Completion of
Public Common Stock Offering

Denver, Colorado, December 7, 2016 – Enservco Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, announced today the completion of an underwritten public offering of 12,937,500 shares of its common stock at a price to the public of $0.40 per share. The net proceeds to the Company from this offering were approximately $4.5 million, after deducting the underwriting discount and other estimated offering expenses.

The Company intends to use the net proceeds from this offering to repay outstanding indebtedness under its revolving credit facility thereby increasing its liquidity for general corporate purposes, acquisitions and/or capital expenditures.

In connection with the offering, William Blair & Company, L.L.C. acted as the underwriter. The securities described above were offered by the Company pursuant to a registration statement previously filed with, and declared effective by, the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Enservco Corporation

Through its various operating subsidiaries, Enservco Corporation provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company serves customers over a broad geographic footprint covering Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements included herein, other than statements of historical facts, are forward-looking statements. Forward-looking statements in this press release include the Company’s anticipated use of the net proceeds from the offering, and thus involve uncertainty and risk. You can generally identify forward-looking statements by the use of words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “future,” “potential,” “suggest,” “target,” “forecast,” “continue” and other similar expressions. Forward-looking statements are based upon management’s current expectations, beliefs, estimates, projections and assumptions, many of which are inherently uncertain and beyond the Company’s control. Such expectations, beliefs, estimates, projections and assumptions are expressed in good faith and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, projections and assumptions will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those contained or incorporated by reference in the Company’s registration statement and the prospectus supplement and accompanying prospectus that have been or will be filed with the SEC. Forward-looking statements speak only as of the date such statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable law.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com